Exhibit 10.8

FIRST AMENDMENT TO THE AMENDED AND RESTATED

EMPLOYMENT AGREEMENT FOR JOHN D. IRELAND

This is the First Amendment to that certain Amended and Restated Employment Agreement, dated as of December 21, 2011 (the “Agreement”), by and among Crumbs Bake Shop, Inc., a Delaware corporation (“CBS”), Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs” and together with CBS, the “Company”), and John D. Ireland (“Executive”) (collectively, the “Parties”).

WHEREAS, pursuant to Sections 16.4 and 16.9 of the Agreement, the Parties have agreed that the Agreement may be amended and modified as necessary to comply with the terms of Section 409A of the Internal Revenue Code (the “Code”) and any regulation or other official guidance promulgated thereunder.

WHEREAS, the Internal Revenue Service has issued guidance under Section 409A of the Code, and in particular Notice 2010-6 and Notice 2010-80, which guidance calls into question certain provisions of deferred compensation arrangements that can have the effect of making the timing of payments after a permissible payment event dependent upon certain actions being taken by a service provider who is covered under the arrangement.

WHEREAS, the Company and the Executive agree that it is necessary or appropriate to amend the Agreement solely to comply with the requirements of Section 409A of the Code and IRS Notice 2010-6 and IRS Notice 2010-80.

NOW, THEREFORE, the Parties agree that the Agreement shall be amended and modified as follows, effective immediately:

1.           Section 5.2(b)(ii) is deleted and the following language is substituted in lieu thereof:

“(ii) subject to Executive’s execution, submission, and non-revocation within 60 days after the Notice of Termination of a release of claims in such form as is reasonably determined by the Company and containing careveouts for (A) indemnification, contribution, and directors and officers insurance rights to which Executive may be entitled, (B) rights in his capacity as an equityholder, (C) rights to collect the Severance Payment, and (D) rights to any vested employee benefits (which execution version of such release will be provided no later than five (5) calendar days following the Date of Termination) (the “Release’), a lump sum payment equal to Base Salary for the lesser of (i) nine (9) months or (ii) the number of months remaining in the Term, which payment will be made on the 60th day following the Date of Termination (the “Severance Payment”) subject to the delay of payment under Section 5.7.”

2.           Section 5.4(a) is deleted and the following language is substituted in lieu in lieu thereof:

“(a)	Executive may terminate his employment for “Good Reason” (as defined below) by providing a Notice of Termination to the Board within (10) days of the occurrence of the circumstances giving rise to such Good Reason. The foregoing notice shall describe the claimed event or circumstance and set forth the Executive’s intention to terminate his employment with the Company; provided, that, the Company has not substantially cured such event within thirty (30) days after receiving such notice. Upon termination by Executive of his employment for “Good Reason”, Executive will be entitled to: the Accrued Amounts payable in accordance with Section 5.1(a); and, subject to Executive’s execution, submission, and non-revocation of the Release within 60 days after the Notice of Termination, the Severance Payment which payment will be made on the 60th day following the Date of Termination, subject to the delay of payment under Section 5.7.”

Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF this First Amendment has been executed by the Parties on the date(s) set forth below.

ATTEST:		CRUMBS BAKE SHOP, INC.

/s/ Ronda S. Kase		By:	/s/ Julian R. Geiger
Name:	Ronda S. Kase	Name:	Julian R. Geiger
Title:	Secretary	Title:	President and CEO

Date: December 18, 2012

WITNESS:		CRUMBS HOLDINGS LLC

/s/ Ronda S. Kase		By:	/s/ Julian R. Geiger
Name:	Ronda S. Kase	Name:	Julian R. Geiger
Title:	Secretary	Title:	President and CEO

Date: December 18, 2012

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WITNESS:	JOHN D. IRELAND

/s/ John D. Ireland
Name:

Date: December 18, 2012

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